UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2015

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

(a)    On July 31, 2015, the Federal Agricultural Mortgage Corporation (“Farmer Mac”) entered into a series of agreements relating to a $300 million credit facility with the National Rural Utilities Cooperative Finance Corporation (“CFC”), which has a “related party” relationship with Farmer Mac as the result of CFC’s ownership of Farmer Mac common stock. The new credit facility is evidenced by a Master Note Purchase Agreement (between Farmer Mac, CFC, and Farmer Mac Mortgage Securities Corporation, a subsidiary of Farmer Mac (“FMMSC”)), a First Supplemental Note Purchase Agreement (between Farmer Mac, CFC, and FMMSC), and a Second Amended, Restated and Consolidated Pledge Agreement (the “Pledge Agreement”) (between Farmer Mac, CFC, FMMSC, and U.S. Bank National Association, as collateral agent), each dated as of July 31, 2015.

The Master Note Purchase Agreement provides CFC the ability to borrow money evidenced by general obligation notes sold to FMMSC and secured by eligible rural utilities loans. Farmer Mac will guarantee the timely payment of interest and principal on any notes issued and sold by CFC under the Master Note Purchase Agreement. The Master Note Purchase Agreement, together with the First Supplemental Note Purchase Agreement, is structured as a revolving borrowing facility with an initial draw period of three years and a maximum principal amount of notes outstanding at any time of $300 million. Each note will accrue interest at a floating rate and will mature, in each case, as determined at the time of issuance. The Pledge Agreement, which amends and restates in its entirety the Amended, Restated and Consolidated Pledge Agreement (between Farmer Mac, CFC, FMMSC, and U.S. Bank National Association, as collateral agent) dated as of March 24, 2011, provides for the pledge by CFC to the collateral agent, for the benefit of Farmer Mac and FMMSC, of eligible rural utilities loans made by CFC to its members to secure CFC’s obligations under the Master Note Purchase Agreement, as well under the Amended and Restated Note Purchase Agreement (between Farmer Mac, CFC, and FMMSC) dated as of March 24, 2011, in an amount equal to at least 100% of the outstanding principal amount of notes issued and sold by CFC under both Note Purchase Agreements.

CFC is the second-largest owner of Farmer Mac’s Class A voting common stock, and is named as a holder of more than 5% of Farmer Mac’s Class A voting common stock in Farmer Mac’s Proxy Statement dated April 24, 2015 and filed with the SEC on that same date. The Agreements described above were entered into on an arms-length basis in the ordinary course of business, with terms and conditions comparable to those available to other program participants that do not have a related party relationship with Farmer Mac.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On August 5, 2015, Farmer Mac issued a press release to announce the retirement of Tom Stenson, Farmer Mac’s Executive Vice President – Chief Operating Officer, which will be effective as of August 7, 2015.

A copy of the press release is attached to this report as Exhibit 99. All references to www.farmermac.com in Exhibit 99 are inactive textual references only and the information contained on Farmer Mac’s website is not incorporated by reference into this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

99    Press Release, dated August 5, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Stephen P. Mullery
Name: Stephen P. Mullery
Title: Senior Vice President – General Counsel

Dated: August 5, 2015